Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-228916 on Form S-3 and Registration Statements Nos. 333-96957, 333-98319, 333-103229 and 333-191116 on Form S-8 of Plumas Bancorp and Subsidiary of our report dated March 7, 2019, relating to our audit of the consolidated financial statements, appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Vavrinek, Trine, Day & Co., LLP

Laguna Hills, California

March 3, 2021